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                                                                     EXHIBIT 3.1

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION

                                       OF

                             INTERVOICE-BRITE, INC.

                           (TO EFFECT NAME CHANGE TO
                               "INTERVOICE, INC.")

         Pursuant to the provisions of Article 4.01 to Article 4.06 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                    ARTICLE I

         The name of the corporation is InterVoice-Brite, Inc.

                                   ARTICLE II

         Article I of the Articles of Incorporation of the corporation is amended to read in its entirety as follows:

                                   "ARTICLE I
                                      NAME

         The name of the corporation is Intervoice, Inc. (the "Corporation")."

                                   ARTICLE III

         These Articles of Amendment to the Articles of Incorporation were adopted by the shareholders of the corporation on August 28, 2002:

                                   ARTICLE IV

         The number of shares of common stock, no par value per share ("Common Stock") of the Corporation outstanding, and the numbers of shares entitled to vote on the amendment, is 34,106,944.

                                    ARTICLE V

         The number of shares of Common Stock voted for such amendment was 30,696,678. The number of shares of Common Stock voted against such amendment was 103,058.

         IN WITNESS WHEREOF, the corporation has executed these Articles of Amendment as of the 28th day of August, 2002.


                                       INTERVOICE-BRITE, INC.

                                       By: /s/ DEAN C. HOWELL
                                          --------------------------------------
                                       Dean C. Howell,
                                       Executive Vice President and General
                                       Counsel